Exhibit 2.3

AMENDMENT NO. 2
TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER, dated as of August 4, 2016 (this “Amendment”), by and among ZAIS FINANCIAL CORP., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”), ZAIS FINANCIAL PARTNERS, L.P., a Delaware limited partnership and the operating partnership of Company (“Company Operating Partnership”), ZAIS MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Company (“Merger Sub”), SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Sutherland”), and SUTHERLAND PARTNERS, L.P., a Delaware limited partnership (“Sutherland Operating Partnership”).  Each of Company, Company Operating Partnership, Merger Sub, Sutherland and Sutherland Operating Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

RECITALS

A.         The Parties have entered into that certain Agreement and Plan of Merger, dated as of April 6, 2016, as amended by Amendment No. 1 thereto dated as of May 9, 2016  (as amended, the “Agreement”); and

B.          Each of the Parties has agreed to amend the Agreement to modify certain provisions thereof.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Amendments to Section 2.6(b).  The first sentence of Section 2.6(b) of the Agreement is hereby deleted and substituted therefore is the following:

“The Parties hereby confirm, covenant and agree to treat the Partnership Merger, for all income tax purposes, as a contribution of assets by the Company Operating Partnership to the Sutherland Operating Partnership in return for Sutherland OP Units, followed by a liquidation of the Company Operating Partnership and a distribution of the Sutherland OP Units held by the Company Operating Partnership to the holders of the Company OP Units.”

SECTION 2.      Reference to and Effect in the Agreement.  (a)  Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

(b)       Except as specifically amended herein, the Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement.

SECTION 3.      Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties.  Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 4.      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement and Plan of Merger to be executed as of the date first above written.

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS FINANCIAL PARTNERS, L.P.

By:	ZAIS Financial Corp., its General Partner

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

ZAIS MERGER SUB, LLC

By:	ZAIS Financial Corp., its Manager

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

[Amendment No. 2]

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SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND PARTNERS, L.P.

By: SUTHERLAND ASSET MANAGEMENT CORPORATION, not in its individual capacity but solely as general partner

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person